                              MANAGEMENT AGREEMENT
                              --------------------

         THIS AGREEMENT dated as of August 20, 1987 by and between CONCORD
MILESTONE PLUS, L.P., a Delaware limited partnership having an address c/o
Concord Assets Group, Inc., 745 fifth Avenue, 9th Floor, New York, New York
10141 ("Owner"), and CONCORD ASSETS MANAGEMENT, INC., a Delaware corporation having an office c/o Concord Assets Group, Inc. 745 Fifth Avenue, 9th Floor, New
York, New York 10151 ("Manager").

                              W I T N E S S E T H:

         WHEREAS, Owner is a limited partnership formed to acquire certain real property as described in the registration statement on Form s-11 (Registration
No. 33-11113) filed by the Owner with the Securities and Exchange Commission, as amended from time to time (the "Registration Statement");

         WHEREAS, Owner desires to employ Manager as the managing agent for each property Owner acquires in accordance with the Registration Statement;

         WHEREAS, each property to be managed pursuant hereto shall be specified in Exhibit A hereto ("Exhibit A"), which Exhibit shall be amended to include each such property acquired subsequent to the date hereof (each property so specified, a "Property"); and

         WHEREAS, each Property is or will be subject to one or more space leases (those Properties subject to a single space Lease for a term of at least
10 years, being herein referred to as "Single Tenant Property", all other properties being herein referred to as "Multiple Tenant Properties", and all tenants under such space leases being herein referred to as "Tenants").

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Employment of Manager. Owner hereby employs Manager as the managing agent for the Properties, and Manager hereby accepts said employment on the terms and conditions hereinafter provided.

     2.  Duties and Authority of Manager: All Properties

         (a) Manager shall (i) secure, as full as practicable, the compliance by
Tenants with the terms, covenants and conditions of their respective leases;
(ii) keep all Tenants informed of all rules and regulations governing use and occupation; and (iii) promptly consider and service requests of Tenants.
Systematic records shall be maintained with respect to each Tenant request showing the action taken. Complaints of a serious nature shall, after investigation, be reported to Owner with all relevant details and appropriate recommendations.

         (b) Manager shall compute, bill Tenants for, and collect from Tenants all minimum rents, additional rents, and percentage rents. Manager may, with
Owner's prior

written approval, retain counsel satisfactory to Owner and institute legal actions or other proceedings for the collection of rents due from Tenants or for eviction of Tenants.

         (c) Manager shall establish and maintain in the name of Owner (or its designee) one or more separate insured interest bearing accounts for each
Property in which Manager shall deposit all rent and other payments received from Tenants (each such account, a "Project Account"). Interest on all such accounts shall accrue to Owner and all funds on deposit in such accounts shall at all times be and remain the property of Owner and shall be segregated from the funds of Manager. Owner shall establish and maintain a disbursement account with a bank designated by Manager into which Owner shall deposit funds sufficient to pay authorized expenses and the management fees hereunder (the
"Disbursement Account").

         (d) Upon the execution hereof, Manager and Owner shall agree upon an initial amount to fund the Disbursement Account. Manager shall be authorized to issue checks upon the Disbursement Account to pay all obligations and expenditures incurred by Manager for an on account of Owner in connection with the with the management and operation of each Property and to pay the management fee due to Manager pursuant to Section 5(e). All disbursements of funds made by
Manager with respect to any Property or the management thereof shall be made by a check drawn on the Disbursement Account, and Manager shall maintain appropriate records and accounting procedures to substantiate such disbursements.

         (e) Manager shall deposit all security deposits in a separate interest bearing account for each Property if required by law or by the terms of a space lease, with accrued interest to be paid to Owner unless otherwise required by law or the terms of such space lease. Manager shall be authorized to withdraw monies from such account at such time as the security deposits are returnable to
Tenants or in the event of a Tenant default. All disbursements, transfers or refunds made by Manager with respect to funds in any such account shall be made by a check drawn on said account or appropriate journal of bookkeeping entries and shall be substantiated by the appropriate records and accounting procedures.

         (f) Manager shall not pay any interest or amortization on mortgages, unless Owner serves notice requesting Manager to do so; provided, however, that
Manager shall, as soon as practicable, send to Owner all bills or notices it receives in respect of any such mortgages.

         (g) Manager shall submit to Owner a fiscal year budget (the "Annual
Budget") with respect to each Property not later than 60 days after the Property becomes subject to management hereunder. In successive years, an Annual Budget for each Property shall be submitted to Owner not later than 30 days after the expiration of the previous year's budget with respects to such Property. Each
Annual Budget shall include the estimated operating income and expenses of each
Property for the next fiscal year, as well as any anticipated capital expenditures. After approval of Owner in writing, the Annual Budget shall be used by Manager as a guide for the actual operation of each Property. All expenses in connection with Owner-approved Annual Budgets shall be borne by
Owner, and it shall be the responsibility of Owner, provided there is no default by Manager, to make available sufficient funds to Manager to meet expenses anticipated in such budgets. Unless otherwise designated by Owner, each Property shall be operated on a calendar year basis for reporting and budgeting purposes.
On or before the 15th

day of each month and following the date the Manger is first required to submit an Annual Budget with respect to a Property, Manager will prepare and submit to
Owner, for the review of Owner, a report of income and expenses from the operation and management of such Property for the preceding month. On or before
January 31st of the year following the year in which the Manager is first required to submit an Annual Budget with respect to a Property and in each successive year thereafter, Manager will prepare and submit to Owner, for the review of Owner, a report of income and expenses from the operation of such
Property for the preceding calendar year (or such portion thereof as such
Property was managed by Manager hereunder).

         (h) Unless otherwise directed by Owner, Manager shall comply with all statutes, ordinances, laws rules and regulations affecting the Properties and with all terms and provisions of any mortgages now or hereafter encumbering the
Properties (the "Mortgages"), and Indenture between Owner and United Sates Trust
Company of New York, as Trustee, of even date herewith relating to Owner's
Escalating Rate Collateralized Mortgage Bonds due November 30, 1997 (the
"Indenture"), and any space leases, with respect to the Properties.

         (i) Manager shall maintain a system of office records, books and accounts with respect to each Property, which records shall be subject to examination by Owner or its authorized agents and employees at all reasonable hours. Owner may, at its expense, audit such office records, books and accounts.
Any adjustments in amounts owing shall be paid within 15 days following receipt of the audit. Upon the termination of this Agreement, and upon the request of
Owner, Manager shall deliver all such books and records to Owner.

         (j) Manager shall prepare rental schedules with respect to the
Properties, periodically review same and make recommendations to Owner with respect to changes thereto. Manager shall also prepare and monitor historical and projected performance and variation analyses with respect to the
Properties.

         (k) Manager shall prepare any other budgets, financial reports, economic surveys and projections of cash flow and working capital requirements not already provided for herein and requested for time to time by Owner.

         (l) Manager shall establish procedures and operations regarding the management of each Property, shall monitory all management agreements and maintenance agreements with respect to the Properties and shall supervise any on-site managers employed pursuant thereto.

         (m) Manager shall perform its responsibilities hereunder with due diligence and with the same care and skill as exercised by managing agents of premises similar to the Properties. Owner and Manager shall use their best efforts to deliver promptly to each other copies of all notices or other communications which relate to this Agreement or the duties to be performed hereunder. Owner and Manager shall use their reasonable efforts to cooperate with each other so as to facilitate Manager's performance of its duties and responsibilities hereunder in order to maintain and promote Owner's and
Manager's interests in the Properties.

         (n) If instructed by Owner, Manager shall carry and maintain for each
Property throughout the term of this Agreement and at Owner's expense, public liability

insurance in the amounts specified by Owner or required by the Mortgages encumbering such Property of the Indenture, protecting Owner and Manager in such amounts against any liability for injury to persons or damage to property in any way occurring in or about each Property or arising out of the use or occupancy of each Property. The policy or policies for such insurance shall be written by insurance companies authorized to do business in the jurisdiction in which the respective Property is located and shall name both Owner and Manager as insureds. Said policies shall be acceptable in all respects to both Owner and
Manager. Said policy or policies of insurance shall provide that same notice of cancellation to Owner and Manager. Certificates or copies of such policy or policies shall be delivered to Owner immediately after the same are obtained, and such policy or policies shall be renewed not less than 30 days prior to the expiration of same.

         (o) If instructed by Owner, Manager covenants and agrees that it will at all times during the term of this Agreement keep (or cause to be kept) any and all buildings and improvements located on the Properties insured by insurance companies authorized to do business in the jurisdiction in which each respective Property is located for protection against damage or destruction by fire and other perils embraced within the term "extended coverage" in an amount not less than that which is required by the leases at such Property, the
Mortgages encumbering such Property or the Indenture, and all such policies shall be payable, in the even of loss, to Owner, subject to the provisions concerning insurance contained in the Mortgages, the leases encumbering the
Property in question and the Indenture. Manager will deliver renewals of such policies not less than 30 days prior to the expiration of same. Such policies shall provide that they may not be cancelled without at least 10 days' prior written notice of cancellation to Owner and Manager. In the event of any destruction or damage to any Property, Manager shall promptly give written notice to Owner of such destruction or damage and shall at Owner's request and expense, promptly and with due diligence supervise the rebuilding and repair of the improvements in accordance with any plans or directives approved or furnished by Owner and shall use its best efforts to have the improvements rebuilt and ready for occupancy within the time required by the Mortgages, the leases encumbering such Property and the Indenture. To the extent permitted under the Mortgages and the Indenture, the period for reconstruction shall be extended by delays caused without fault or neglect on the part of Manager such as delays caused by act of God, strikes, lockouts, weather, government regulations or other conditions beyond Manager's reasonable control. Manager shall be entitled to reasonable compensation for the foregoing services which compensation shall be agreed upon between Owner and Manager and shall be deemed an expense of reconstruction. Except to the extent otherwise required by the provisions concerning insurance contained in the Mortgages and the Indentures or any leases encumbering such Property, any insurance proceeds payable shall be deposited in the Disbursement Account and shall be used by Manager for the reconstruction or repair of any building or improvement damaged or destroyed.
Such proceeds shall be requested by Owner pursuant to the Indenture or paid out by Manager, from time to time, on the certification of any architect, engineer or contractor having supervision of such construction and repair that the amount requested is to be applied to the payment of the reconstruction or repair and at the reasonable cost therefor. Subject to the provisions concerning insurance contained in the Mortgages, the Indenture or any such leases, any excess or insurance proceeds remaining after the necessary reconstruction or repair shall be paid to Owner.

         (p) Manager shall supervise the maintenance, repair and minor remodeling and refurbishing of any and all Properties, unless with respect to any Property (or portion thereof) such duties are to be performed on such
Property by a Tenant pursuant to a lease.

     3.  Duties and Authority of Manager: Multiple Tenant Properties. It shall be the duty and responsibility of the Manager, in addition to the duties and responsibilities set forth in Section 2, to use its best efforts to provide the following services for the Multiple Tenant Properties:

         (a) Procure tenants for the vacant, rentable commercial space, if any, all of which shall be accomplished in accordance with leasing guidelines contained in the Annual Budget (the "Leasing Guidelines"). In order to promote such authorized leasing, Manager may, in accordance with the Annual Budget, place newspaper advertising, post rental signs, prepare circulars and use any other customary forms of real estate advertisements. All proposed leases, the payment of any brokerage commission to a third party, and any material modification, cancellation, renewal or extension of an existing lease, shall require the prior written approval and signature of Owner. Manager shall not be authorized to sign any leases or any material modification, cancellation, renewal or extension of an existing lease.

         (b) If instructed by Owner, pay from the Disbursement Account, when due, all taxes, assessments and other levies, and deliver to Owner proof of payment no later than 30 days after the due date thereof.

         (c) Cause the buildings, appurtenances and grounds of the Multiple
Tenant Properties to be maintained, repaired, replaced, remodeled and refurbished at Owner's expense, in accordance with good business standards, including, but not limited to, interior and exterior cleaning, painting, decorating, landscaping, plumbing, alterations, steam fitting, carpentry, and such other normal maintenance, preventive maintenance and repair work, including, but not limited to, structural repair work, as may be necessary;
provided, however, that all such repairs, replacements, alterations and improvements shall be within the limits set forth in the approved Annual Budget.

         (d) Negotiate, on behalf of Owner, contracts for water, electricity, gas, steam, oil, telephone, rubbish removal, vermin extermination, and other necessary services ad such additional contracts as Manager shall deem advisable;
provided, however, that Manager may not execute such contracts on behalf of
Owner without Owner's approval unless (i) the anticipated expense does not exceed the amount referred to in the approved Annual Budget and (ii) such contract shall be terminable on not more than 30 days notice by Owner or
Manager.

         (e) On the basis of the Annual Budget and operating schedule, job standards and wage rates approved by Owner, Manager may select, employ, pay, supervise, direct and discharge all employees necessary for the operation and maintenance of each of the Multiple Tenant Properties. Compensation for the services of such employees (as evidenced by payrolls), including fringe benefits, shall be paid by Manager but shall constitute an operating expense of the Property in question and shall be reimbursed by Owner pursuant to this
Agreement; provided, however, that Owner shall have no obligation under this
Section 3(e) to pay any expenses (including, without limitation, salaries and fringe benefits) that are incurred in

connection with the employment of any directors, officers or Controlling Persons
(as such term is defined in the Prospectus that forms a part of the Registration
Statement) of the Manager or any of the Manager's affiliates. Manager shall provide the usual management services in connection with (i) labor relations,
(ii) the computation of withholding taxes and (iii) the placement of workmen's compensation insurance, state disability benefits insurance, federal and state unemployment insurance and Social Security insurance as well as hospitalization and group life insurance and any other insurance required under any union contract now or hereafter affecting any or all of such employees. All such insurance shall be placed with such companies in such amounts and with such beneficial interests appearing therein as shall be designated and approved by
Owner.

         (f) Obtain materials and services for the Multiple Tenant Properties and secure and credit to Owner all discounts, rebates or commissions obtainable with respect to purchases, service contracts and other transactions on Owner's behalf which shall include Owner's share of any discounts based on purchases made in common with other parties. Such rebates or commissions shall be remitted to Owner.

     4.  Limitations on Authority. Notwithstanding any other provisions of this
Agreement, Manager shall have no authority to take any of the following actions, unless it has received the prior written approval of Owner:

               (i)       Sell, assign or otherwise transfer or mortgage, pledge,
         hypothecate, alienate or grant a security interest in any of the
         Properties or any portion thereof or interest therein or allow the placing or suffering of any other encumbrance on any of the Properties or any portion thereof or interest therein;

               (ii)      Vary or change any portion of the insurance program
         carried by Owner;

               (iii)     Make any other decision or take any action which by any
         provision of this Agreement is required to be approved by Owner.

     5.  Compensation of Manager and Reimbursement of Certain Expenses.

         (a) As compensation for the management services to be performed by
Manager hereunder, Owner agrees to pay Manager a management fee witch respect to each Property, which shall not exceed the following rates:

               (i)       In the case of a Multiple Tenant Property for which
         Manager performs leasing, releasing or leasing related services necessary in connection with the leasing or leasing related services necessary in connection with the leasing of space in such Property, the management fee shall be no greater than 5% of Gross Revenues (as hereinafter defined) from such Property;

               (ii)      In the case of a Multiple Tenant Property for which
         Manager does not perform leasing, releasing or leasing related services, the fee for managing shall be no greater than 3% of Gross
         Revenues from such Property.

               (iii)     In the case of a Single Tenant Property, the fee for
         managing shall be no greater than 1% of Gross Revenues from such
         Property.

         Notwithstanding the foregoing, in no even shall the management fee paid for the management of any Property exceed competitive fees for comparable services reasonably available to Owner in the same geographic area as the
Property in question. The management fees (which at all times shall be in accordance with this Section (5)(a) for each Property are set forth in Exhibit
A.

         (b) In addition to management fees, Owner shall reimburse Manager for all expenses paid by Manager pursuant to this Agreement (including, without limitation, all expenses incurred pursuant to Section 3(e)); provided, however, that Manager shall not be reimbursed for the cost of Manager's internal administrative and home office personnel or other overhead allocable to the
Properties.

         (c) For purposes of this Section 5, the term "Gross Revenues" shall mean, with respect to each Property, all base, additional and percentage rents collected from the Property but shall exclude all other receipts or income with respect to that that Property, such as, but not limited to, (i) receipts arising out of any sale of assets or of all or part of the Property, condemnation proceeds and other items of a similar nature; (ii) payments made by Tenants for over-standard finish out improvements or other amortization; (iii) income derived from interest on investments, security deposits or utility deposits;
(iv) proceeds of claims under insurance policies; (v) abatements or reductions of taxes; (vi) security deposits made by Tenants; or (vii) any portions of rentals which are specifically designated as amortization of, or interest on,
Tenant moving expenses, takeover expenses or similar items in the nature of advances by Owner, as landlord.

         (d) Manager shall not receive compensation from Owner in connection with the sale of any of the Properties.

         (e) Manager may disburse to itself all amounts due it pursuant to this
Section 5 from the Disbursement Account on the tenth day of each month, based on rent actually received during the preceding month. Such amounts shall be disbursed and accounted for by Manager in the monthly and annual operating statements furnished to Owner. In the event the balance in the Disbursement
Account is insufficient to pay such amounts, Owner shall, within five days of the date due, pay Manager the balance of such amounts in full.

     6.  Termination. (a) This Agreement may be terminated by either party without cause or penalty upon 60 days prior written notice in writing. In addition, this Agreement may be terminated by the non-defaulting party in the event of a default in the performance of any of the terms or conditions hereof and the failure by the defaulting party to cure said default within 10 days following notice in the case of monetary defaults and 30 days following notice in the case of all other defaults. An assignment for the benefit of creditors, appointment of a receiver, or filing of a voluntary petition in bankruptcy by
Manger shall immediately terminate this Agreement with no right to cure. If a petition in bankruptcy is filed against a party hereto, such party shall have 60 days to dismiss such petition before this Agreement is automatically and immediately terminated with no right to cure.

         (b) This Agreement shall automatically terminate with respect to a specific Property (i) on the date all or substantially all of such Property is substantially damaged or destroyed by fire or other casualty unless such
Property is rebuilt in accordance herewith or (ii) on the date all or substantially all of such Property shall be sold by the Owner or taken by condemnation.

         (c) Upon termination of this Agreement, all property of Owner in
Manager's possession or control, including without limitation, all security deposits, bank deposits, books of account and records shall be delivered to
Owner (at Owner's expense) and Manager's authority to act for Owner shall immediately cease.

     7. Assignment. Manager may not assign this Agreement or delegate its rights and duties hereunder other than in accordance with Section 8. Owner may not assign this Agreement to any purchaser of the Properties or to any other person or entity without the consent of Manager.

     8.  Delegation of Duties By Manager. Notwithstanding anything else to the contrary contained herein, Manager may, without the consent of Owner, delegate any or all of its rights and duties hereunder with respect to any or all of the
Properties to any of its affiliates or to unrelated parties and Owner shall be required to pay all costs and expenses incurred by the Manager in such delegation and any fees charged by such parties for the assumption and performance of such duties and obligations, including without limitation, the salary and fringe benefits of any personnel of such parties who are located at and perform services with respect to the Properties (provided that such personnel are not directors, officers or Controlling Persons of the Manager or any affiliate thereof); provided, however, that (i) Manager shall remain primarily liable for the proper performance of all its duties and obligations hereunder, (ii) Owner shall not be required to pay for any duplicative services, and (iii) the aggregate cost to Owner for property management services performed by all persons, affiliated, with respect to an Property, shall not exceed the amount set forth on Exhibit A as the property management fee payable with respect to such Property, together with any expenses to be paid pursuant to
Section 5(e).

     9.  General Provisions.

         (a) Any notice permitted or required hereunder to be given to either party shall be in writing and shall be deemed given at the time such notice is delivered in person to such party or when received if delivered by mailgram, telex or telegram, or three days after deposited in the mail as Certified Mail,
Return Receipt Requested, addressed to the addresses at its address first set forth herein or at such other address as such party may designate by notice sent in accordance with the provisions of this paragraph.

         (b) Owner shall indemnify and save harmless Manager from and against all claims, losses and liabilities arising in connection with this Agreement and resulting from damage to property or injury to, or death of, persons, defamation or false arrest (including, without limitation, the property and persons of the parties hereto and their agents, contractors, subcontractors and employees), or occasioned by or in connection with or arising out of acts or omissions, other than criminal acts, of (i) Manager except in cases of willful misconduct or negligence), (ii) the employees, contractors or subcontractors of Manager except in cases of willful misconduct or negligence, or (iii) Owner or Owner's agents, employees, contractors and

subcontractors, and from and against all costs, fees and attorney's expenses in connection therewith.

         (c) If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (d) The captions in this Agreement are included for convenience only and are not intended and shall not be deemed to modify or explain any of the terms of this Agreement.

         (e) This Agreement may be executed in separate counterparts, each of which shall be an original of this Agreement and all of which, taken together, shall constitute the entire Agreement between the parties hereto.

         (f) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made within such state without giving effect to conflict of law principles.

     10. Other Covenants.
         ---------------

         (a) Owner shall not, by this Agreement, in any way or for any purpose become a partner of Manager in the conduct of its business, or otherwise, or a joint venturer with or a member of a joint enterprise with Manager or vice versa. It is agreed by the parties hereto that either party may engage in any other business or investment, including the ownership or investment in real estate and the operation and management of property similar to the Properties, and that the other party hereto shall have no rights in or to any such business or investment or the income or profit derived therefrom.

         (b) No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall there be any waiver of any term or conditions in the future, unless such change, modification or waiver shall be in writing and signed by both parties. Before any modification hereof can be made, other than a modification involving the addition of new Property to Exhibit A as contemplated herein, the holders of a majority of each class of Limited
Partnership Interests (as such term is defined in the prospectus that forms a part of the Registration Statement) must approve such modification by affirmative vote.

         (c) Subject to the terms and provisions hereof, this Agreement shall inure to the benefit of and be binding upon the parties hereto, their legal representatives, transferees, successors and assigns.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

                                          CONCORD MILESTONE PLUS, L.P.
                                          By: CM Plus Corporation
                                              General Partner

                                          By: /s/ Joseph Kavanau
                                              ----------------------------------
                                              Joseph Kavanau, Vice President

                                          CONCORD ASSETS MANAGEMENT, INC.

                                          By: /s/ Robert Mandor
                                              -----------------------------
                                              Robert Mandor, Vice President

                                       10

                                    EXHIBIT A

PROPERTY                     SINGLE TENANT OR MULTIPLE TENANT          MANAGEMENT
                                         PROPERTY

The community shopping           Multiple Tenant Property         3% of Gross Revenues
center located in Searcy,
Arkansas, which together
with a parcel containing
a free standing Wal-Mart
department store and five
outlots constitutes a larger
shopping complex known as
Town and Country Plaza

                                       11

                     FIRST AMENDMENT TO MANAGEMENT AGREEMENT

         This First Amendment dated as of January 22, 1988 to Management
Agreement dated as of August 20, 1987 by and between CONCORD MILESTONE PLUS,
L.P., a Delaware limited partnership having an address c/o Concord Assets Group,
Inc., 5200 Town Center Circle, Boca Raton, Florida 33486 ("Owner"), and CONCORD
ASSETS MANAGEMENT, INC., a Delaware corporation having an office c/o Concord
Assets Group, Inc., 5200 Town Center Circle, Boca Raton, Florida 33486
("Manager").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, Owner and Manager executed a certain Management Agreement dated as of August 20, 1987 (the "Management Agreement");

         WHEREAS, all capitalized terms not defined herein shall have the meaning set forth in the Management Agreement;

         WHEREAS, Owner has subsequently acquired another Property in accordance with the Registration Statement; and

         WHEREAS, Owner and Manager wish to amend the Management Agreement to include such Property.

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.    Exhibit A attached hereto is hereby substituted for Exhibit A to the Management Agreement.

         2.    Subsection 9(a) of the Management Agreement is hereby amended and restated to read in its entirety as follows:

               (a)     Any notice permitted or required hereunder to be given to
         either party shall be in writing and shall be deemed given at the time such notice is delivered in person to such party or when received if delivered by mailgram, telex or telegram, or three days after deposited in the mail as Certified Mail, Return Receipt Requested, addressed to the addressee as its address set forth hereinafter, or at such other address as such party may designate by notice sent in accordance with the provisions of this paragraph.

         If to Owner:       Concord Milestone Plus, L.P.
                            c/o Concord Assets Group, Inc.
                            5200 Town Center Circle
                            Boca Raton, Florida 33486

         If to Manager:     Concord Assets Management, Inc.
                            c/o Concord Assets Group, Inc.
                            5200 Town Center Circle
                            Boca Raton, Florida 33486

         3.    Except as hereinbefore set forth, all the terms and conditions of the Management Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

                                              CONCORD MILESTONE PLUS, L.P.

                                              By: CM Plus Corporation,
                                                  General Partner

                                              By: /s/ Robert Mandor
                                                  -----------------------------
                                                  Robert Mandor, Vice President

                                              CONCORD ASSETS MANAGEMENT, INC.

                                              By: /s/ Robert Mandor
                                                  -----------------------------
                                                  Robert Mandor, Vice President

                                        2

                                    EXHIBIT A

------------------------------------------------------------------------------------------------------------------
                                           Single Tenant or
Property                                   Multiple Tenant Property              Management Fees
------------------------------------------------------------------------------------------------------------------

The community shopping center located in   Multiple Tenant Property              3% of gross revenues
Searcy, Arkansas, which together with a
parcel containing a free-standing
Wal-Mart Dept. Store and 5 outlots
constitutes a larger shopping complex
known as Town and Country Plaza
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
The neighborhood shopping center located   Multiple Tenant Property              4% of gross revenues
in Valencia, California which includes,
among other stores, space leased as a
Lucky Stores Supermarket and a Thrifty
Corporation drugstore and is known as
Old Orchard Shopping Center
------------------------------------------------------------------------------------------------------------------

                                        3

                     SECOND AMENDED TO MANAGEMENT AGREEMENT

         This Second Amendment dated as of April , 1988 to Management Agreement dated as of August 20, 1987 by and between CONCORD MILESTONE PLUS, L.P., a
Delaware limited partnership having an address c/o Concord Assets Group, Inc.,
5200 Town Center Circle, Boca Raton, Florida 33486 ("Owner"), and CONCORD ASSETS
MANAGEMENT, INC., a Delaware corporation having an office c/o Concord Assets
Group, Inc., 5200 Town Center Circle, Boca Raton, Florida 33486 ("Manager").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, Owner and Manager executed a certain Management Agreement dated as of August 20, 1987 and amended pursuant to a First Amendment dated as of January 22, 1988 (as amended, the "Management Agreement");

         WHEREAS, all capitalized terms not defined herein shall have the meaning set forth in the Management Agreement;

         WHEREAS, Owner has subsequently acquired another Property in accordance with the Registration Statement; and

         WHEREAS, Owner and Manager wish to amend the Management Agreement to include such Property.

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.    Exhibit A attached hereto is hereby substituted for Exhibit A to the Management Agreement.

         2.    Except as hereinbefore set forth, all the terms and conditions of the Management Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                               CONCORD MILESTONE PLUS, L.P.

                                               By: CM Plus Corporation,
                                                   General Partner

                                               By: /s/ Robert Mandor
                                                   -----------------------------
                                                   Robert Mandor, Vice President

                                               CONCORD ASSETS MANAGEMENT, INC.

                                               By: /s/ Robert Mandor
                                                   -----------------------------
                                                   Robert Mandor, Vice President

                                        2

                                    EXHIBIT A

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                                                  Single Tenant or
Property                                          Multiple Tenant Property             Management Fees
-----------------------------------------------------------------------------------------------------------------

The community shopping center located in          Multiple Tenant Property             3% of gross revenues
Searcy, Arkansas, which together with a
parcel containing a free-standing
Wal-Mart Dept. Store and 5 outlots
constitutes a larger shopping complex
known as Town and Country Plaza
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
The neighborhood shopping center located          Multiple Tenant Property             4% of gross revenues
in Valencia, California which includes,
among other stores, space leased as a
Lucky Stores Supermarket and a Thrifty
Corporation drugstore and is known as
Old Orchard Shopping Center
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
The community shopping center located             Multiple Tenant Property             5% of gross revenues
in Greenb Valley, Arizona which
includes, among other stores, space
leased as a Lucky Stores Supermarket; a
Revco Drugstore and an Ace Hardware and
Home Center and is known as Green Valley
Mall.
-----------------------------------------------------------------------------------------------------------------

                                        3

                                    EXHIBIT A

                                                                       MGMT.
                                                                        FEE
                                                                      PERCENT
                                                                      -------
LEGAL DESCRIPTION:         TOWN AND COUNTRY PLAZA                      3.00%
                           SEARCY, AK

                           OLD ORCHARD SHOPPING CENTER                 4.00%
                           VALENCIA, CA

                           GREEN VALLEY MALL
                           GREEN VALLEY, AZ                            5.00%

                                       4